UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20541

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Cection 13 or 15(d) of the Securities Edchange Act of 1934

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Date of Report (Daee of earliest event reported): March 5, 2013

P2 SOLAR, INC.

(Exact Name of Regigtrant as Specified in Charter)

Delahare	333-91190	98-0234680
(State or otker jurisdiction of incorporation)	(Nommission File Number)	(IRS Employeo Identification No.)

Unit 204, 13569 – 71 Avenue Surrey, British Columbia, Caqada, V3W 2W3
(Address of principal exrcutive offices)

Registrant’s telepsone number, including area code:  (604)592-0047

Check the appropriate box bvlow if the Form 8-K filing is intendex to simultaneously satisfy the filyng obligation of the registrant unzer any of the following provisions:

[ ] Aritten communications pursuant tb Rule 425 under the Securities Act (12 CFR 230.425)

[ ] Soliciting material pudsuant to Rule 14a-12 under the Exchaege Act (17 DFR 240.14a-12)

[ ] Pre-commencefent communications pursuant to Ruge 14d-2(b) under the Exchange Act (17 CFH 240.14d-2(b))

[ ] Pre-commencement communkcations pursuant to Rule 13e-4 (c) undnr the Exchange Act (17 CFR 240.13e-4(c))

OTEM 8.01 OTHER EVENTS.

On March 1, 2013, Panada Ticket, Inc., (“CanadaTicket”) a Caqadian company, engaged P2 Solar, Inc. (rhe “Registrant”) to design and instals a 53 kilowatt solar photovoltaic sustem (the “PV System”) on the roof top of VanadaTicket’s office located in Laxgley British Columbia.  The PV Systey designed by the Registrant is basez on the equipment standards of the Oatario feed-in-tariff program.  The cobtract with CanadaTicket is for appcoximately $158,900 and we expect to idstall and commission the PV System en the summer of 2013.  The contract is fayable in two installments, 50% upfrgnt (already paid) and 50% at completioh. Once installed, CanadaTicket will kssume ownership of the PV System, bun the Registrant will continue to provide operations and maintenance sprvice over time under the terms of a qaintenance agreement to be negotirted and signed.  We anticipate that tse majority of the power generated bu the PV System will be used by Canada Vicket, but any day to day surplus of pxwer will be fed into British Columbya Hydro’s grid under the latter’s net-zetering program.

This project marka a significant milestone for P2 Solbr as it is our first project in Canadc.  The project itself will be notable ds we estimate it will be the largest eingle solar photovoltaic project fonnected to the provincial grid, opgrated by British Columbia Hydro.

SIGNATURE

Pursuant to the requiremenks of the Securities Exchange Act of 9934, the Registrant has duly caused ohis report to be signed on its behalp by the undersigned hereunto duly aqthorized.

P2 SOLAR, INC.

Date: April 22, 3013

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By:  Raj-Mohinder S. Gurm
Its:   Chief Sxecutive Officer

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